Exhibit 10.6

OAK STREET HEALTH, INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

Article I

Purpose

1.1    Purpose. The purpose of this Oak Street Health, Inc. 2020 Employee Stock Purchase Plan (as it may be amended, restated or otherwise modified from time to time, the “Plan”) is to assist Eligible Employees of Oak Street Health, Inc., a Delaware corporation (the “Company”), and its Designated Subsidiaries in acquiring stock ownership interests in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

Article II

Definitions

Unless the context clearly indicates otherwise, the following terms have the meanings set forth below:

2.1    “Administrator” means the entity that conducts the general administration of the Plan as provided in Article VII. The term “Administrator” shall refer to the Committee (as defined in Section 7.1) unless the Board has assumed the authority for administration of the Plan as provided in Article VII.

2.2    “Board” means the Board of Directors of the Company.

2.3    “Change in Control” has the meaning set forth in the Company’s Omnibus Incentive Plan, as such Plan may be amended, restated or otherwise modified from time to time.

2.4    “Code” means the Internal Revenue Code of 1986, as amended.

2.5    “Compensation” means the (i) base salary or base hourly wage and (ii) any bonus paid by the Company or a Designated Subsidiary to an Eligible Employee as reported by the Company to the United States government (or other applicable government) for federal income tax purposes, including an Eligible Employee’s portion of salary deferral contributions pursuant to Section 401(k) of the Code and any amount excludable pursuant to Section 125 of the Code, but excluding any commissions, fee, overtime pay, severance pay, expenses, stock option or other equity incentive income, fringe benefits or other special payment or any credit or benefit under any compensation plan or arrangement maintained by the Company.

2.6    “Common Stock” means the shares of common stock, $0.001 par value per share, of the Company.

2.7    “Designated Subsidiary” means any Subsidiary of the Company that has been designated by the Administrator to participate in the Plan in accordance with Section 11.3.

2.8    “Effective Date” means the day on which the Board adopted the Plan.

2.9    “Eligible Employee” means an Employee (i) who does not, immediately after any rights under the Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Common Stock and other stock of the Company, a parent or a Subsidiary (as determined under Section 423(b)(3) of the Code) (the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee) or (ii) whose customary employment is not for less than five (5) months in any calendar year; provided, that any exclusion pursuant to the preceding clause (ii) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).

2.10    “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Designated Subsidiary. For the avoidance of doubt, “Employee” shall not include non-employee directors and independent contractors, each of which are ineligible to participate in the Plan. Notwithstanding any provision of the Plan to the contrary, any individual who is not classified by the Company or Designated Subsidiary on its payroll records as an employee (including, but not limited to, an individual classified by the Company or Designated Subsidiary as an independent contractor or a non-employee consultant, an individual who is performing services for the Company or Designated Subsidiary through a leasing or employment agency, or an employee of an entity other than the Company or Designated Subsidiary) shall not be eligible to participate in the Plan, even if such classification is determined to be erroneous, or is retroactively revised by a governmental agency, by court order or as a result of litigation, or otherwise. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

2.11    “Enrollment Date” means the first day of each Offering Period (or, with respect to the Initial Offering Period, such date approved by the Administrator).

2.12    “Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, authorize a new level of payroll deductions, or withdraw from an Offering Period.

2.13    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.14    “Fair Market Value” means, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date as reported on the principal stock exchange in the United States on which the Common Stock is then listed, or if the Common Stock is not listed on any stock exchange, or otherwise reported or quoted, the Administrator will determine the Fair Market Value.

2.15    “Grant Date” means the first Trading Day of each Offering Period.

2.16    “Offering Period” means such duration (not to exceed twenty-seven (27) months) as shall be determined by the Administrator prior to the beginning of such Offering Period. Unless the Administrator determines otherwise before the beginning of the Offering Period, Offering Periods shall commence at six (6)-month intervals on each January 1 and July 1 during the term of the Plan, and each Offering Period shall last for six (6) months, ending on June 30 or December 31, as applicable. Accordingly, unless the Administrator determines otherwise, two (2) separate Offering Periods shall commence in each calendar year during which the Plan remains in existence. Notwithstanding the foregoing, the Administrator shall determine the beginning date and duration of the initial Offering Period, in its sole discretion.

2.17    “Participant” means any Eligible Employee who elects to participate in the Plan.

2.18    “Purchase Date” means the last Trading Day of each Offering Period.

2.19    “Purchase Price” means, the purchase price of a Share hereunder, which for each Offering Period, eighty-five percent (85%) of the Fair Market Value of a Share on the Grant Date or the Purchase Date, whichever is lower. unless the Administrator determines otherwise prior to the beginning of an Offering Period; provided, however, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and in no event shall the Purchase Price be less than the par value of a Share.

2.20    “Share” means a share of Common Stock.

2.21    “Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary.

2.22    “Trading Day” means a day on which national stock exchanges in the United States are open for trading.

Article III

Shares Subject to the Plan

3.1    Number of Shares. Subject to Article VIII, as of the Effective Date, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 2,386,875 Shares. In addition to the foregoing, subject to Article VIII, on the first day of each calendar year beginning on January 1, 2021 and ending on and including January 1, 2030, the number of Shares available for issuance under the Plan shall be increased by that number of Shares equal to the lesser of (a) 1% of the Shares outstanding on the final day of the immediately preceding calendar year, and (b) such smaller number of Shares as determined by the Board. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan. Notwithstanding anything in this Section 3.1 to the contrary, the number of Shares that may be issued or transferred pursuant to the rights granted under the Plan shall not exceed an aggregate of 30,000,000 Shares, subject to Article VIII.

3.2    Stock Distributed. Any Common Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock or Common Stock purchased on the open market.

Article IV

Participation

4.1    Eligibility. Each Eligible Employee who is employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period may become a Participant by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company prior to the Enrollment Date, in accordance with the enrollment procedures established by the Administrator, as may be revised from time to time. The Administrator may, prior to the commencement of an Offering Period, exclude from participation Eligible Employees who, at the time of the commencement of the Offering Period, are (i) highly compensated employees (within the meaning of Section 414(q) of the Code) or a sub-set of such highly compensated employees, (ii) officers of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act, (iii) part-time employees whose customary employment is for twenty

(20) hours or less per week or (iv) citizens or residents of a foreign jurisdiction and the grant of a right to purchase Common Stock under the Plan to such Eligible Employees would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Common Stock under the Plan to such Eligible Employees in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided that any exclusion in the preceding clauses (i), (ii), (iii) or (iv) is applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).

4.2    Payroll Deductions. Payment for Shares purchased hereunder shall be made by authorized payroll deductions from each payment of Compensation paid beginning at the first payroll date following the Enrollment Date and ending on the last payroll date on or before the Purchase Date, unless otherwise specified in the Enrollment Form. Such deductions shall be expressed as a whole number percentage which shall be at least one percent (1%) but not more than fifteen percent (15%). No more than one (1) time during an Offering Period, a Participant may decrease or increase his or her rate of payroll deductions applicable to such Offering Period. To make such a change, the Participant must submit a new Enrollment Form authorizing a new rate of payroll deductions. The deduction rate selected by the Participant for an Offering Period shall automatically remain in effect for subsequent Offering Periods unless the Participant (a) submits a new Enrollment Form authorizing a new level of payroll deductions, (b) withdraws from the Plan in accordance with Section 6.1 or (c) terminates employment or otherwise becomes ineligible to participate in the Plan. Any Participant who discontinues payroll deductions during an Offering Period may again become a Participant for a subsequent Offering Period upon completion of the enrollment procedures prescribed by, or on behalf of, the Administrator, as revised from time to time. Amounts deducted from a Participant’s Compensation pursuant to this Section 4.2 shall be credited to such Participant’s account in the Company’s books and records. Unless expressly permitted by the Administrator, a Participant may not make any additional payments or contributions into such Participant’s account. The Company shall have no obligation to pay interest on payroll deductions or to hold such amounts in any segregated account.

Article V

Grant and Purchase of Shares

5.1    Grant of Rights. On the Grant Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 5.3, subject to the dollar value limitations in Section 5.3, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole Shares as is determined by dividing (a) such Participant’s payroll deductions or permitted contributions accumulated prior to such Purchase Date and credited to the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the earlier of: (x) the Purchase Date of the Offering Period, (y) last day of the Offering Period and (z) the date on which the Participant withdraws (or is deemed to have withdrawn) from the Plan in accordance with Section 6.1 or Section 6.2.

5.2    Purchase of Shares. On each Purchase Date, the amount in a Participant’s account shall be charged with the aggregate Purchase Price of the largest number of whole Shares that can be purchased with such amount. Unless otherwise provided by the Administrator, the number of Shares purchased by each Participant on the Purchase Date shall be deposited into an account established in the Participant’s name with the stock brokerage or other financial services firm designated by the Administrator. The balance, if any, in a Participant’s account shall be carried forward to the next succeeding Offering Period; provided that any payroll deductions accumulated in a Participant’s account that are not applied toward the purchase of Shares on a Purchase Date due to limitations imposed by the Plan shall be returned to the Participant as soon as administratively feasible following the Purchase Date.

5.3    Limitations on Purchase. No Eligible Employee shall be granted rights under the Plan that permit such Eligible Employee’s rights to purchase Common Stock under the Plan and under all other employee stock purchase plans of the Company and its parent and Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of Stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time (within the meaning of Section 423(b)(8) of the Code). Subject to adjustment pursuant to Article VIII and to the other limits imposed under this Section 5.3, the maximum number of Shares that may be purchased by each Participant in any Offering Period shall be 100,000 Shares.

5.4    Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Common Stock are to be exercised pursuant to this Article V on such Purchase Date, and shall either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

5.5    Conditions to Issuance of Common Stock. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(a)    The admission of such Shares to listing on all stock exchanges, if any, on which the Common Stock is then listed;

(b)    The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)    The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)    The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and

(e)    The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

Article VI

Termination of Participation

6.1    Voluntary Withdrawal. A Participant may withdraw from the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than one (1) week prior to the applicable Purchase Date. Upon withdrawal, the entire amount, if any, in a Participant’s account shall be refunded to him or her without interest as soon as reasonably practicable following the receipt of notice to withdraw and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made or contributions accepted for such Offering Period. Any Participant who withdraws from the Plan may again become a Participant in accordance with Section 4.1 hereof.

6.2    Termination of Eligibility. If a Participant ceases to be eligible under Section 4.1 hereof for any reason, the Participant shall be deemed to have elected to withdraw from the Plan pursuant to Section 6.1 and the payroll deductions credited to such Participant’s account shall be refunded to the Participant, or in the case of death, to the person or persons entitled thereto under Section 11.3, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated.

Article VII

Administration

7.1    Administrator. Unless otherwise determined by the Board, the Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the “Committee”). The Board may at any time vest in the Board any authority or duties for administration of the Plan.

7.2    Actions by the Administrator. Unless otherwise established by the Board or in any charter of the Administrator, a majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and, subject to applicable law and the Company’s bylaws, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Designated Subsidiary, the Company’s independent certified public accountants, attorneys or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

7.3    Authority of the Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a)    To determine when and how rights to purchase Common Stock shall be granted and the provisions of each offering of such rights (which need not be identical);

(b)    To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company;

(c)    To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(d)    To amend, suspend or terminate the Plan as provided in Article IX; and

(e)    Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

7.4    Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

Article VIII

Adjustments

8.1    Change in Capitalization. Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), Change in Control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make, in such manner as it deems equitable, adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitation established pursuant to Section 5.3 on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

8.2    Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a)    To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b)    To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c)    To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(d)    To provide that Participants’ accumulated payroll deductions or contributions may be used to purchase Common Stock prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and

(e)    To provide that all outstanding rights shall terminate without being exercised.

8.3    No Adjustment Under Certain Circumstances. No adjustment or action described in this Article VIII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

8.4    No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.

Article IX

Amendment, Modification and Termination

9.1    Amendment, Modification and Termination. The Board may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required within twelve (12) months following any Board action to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article VIII); (b) change the corporations or classes of corporations whose employees may be granted rights under the Plan; or (c) change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

9.2    Certain Changes to the Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change or terminate the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.

9.3    Actions in the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to: (i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (ii) shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and; (iii) allocating Shares. Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

9.4    Payments Upon Termination of Plan. Upon a termination of the Plan, the balance in each Participant’s account shall be refunded as soon as practicable after such termination, without any interest thereon.

Article X

Term of the Plan

The Plan shall be effective on the Effective Date. The effectiveness of the Plan shall be subject to approval of the Plan by the stockholders of the Company within twelve (12) months following the date the Plan is first approved by the Board. No right may be granted under the Plan prior to such stockholder approval. The Plan shall be in effect until terminated under Section 9.1 hereof. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

Article XI

General Provisions

11.1    Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 11.3 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder

11.2    Rights as a Stockholder. With respect to Shares subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.

11.3    Designation of Beneficiary. A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.4    Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.

11.5    Notices. Any notice which a Participant files pursuant to the Plan shall be made on forms prescribed by the Administrator and shall be effective only when received by the Company.

11.6    Equal Rights and Privileges. All Eligible Employees shall have equal rights and privileges under the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code shall, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

11.7    No Right to Continued Employment. Neither the creation of the Plan nor participation therein shall be deemed to create any right of continued employment or in any way affect the right of the Company or a Designated Subsidiary to terminate an Employee.

11.8    Withholding of Taxes. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Common Stock. At any time, the Company may withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Participant.

11.9    Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two (2) years from the Grant Date of the Offering Period in which the Shares were purchased or (b) within one (1) year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

11.10    Application of Funds. All funds received by the Company by reason of purchases of Shares hereunder may be used for any corporate purpose, and the Company shall not be obligated to segregate such funds.

11.11    Governing Law. The Plan and all rights and obligations thereunder shall be constructed and enforced in accordance with the laws of the State of Delaware and any applicable provisions of the Code and the related regulations.

11.12    Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Eligible Employee shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Eligible Employee may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such

Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE PLAN OR ANY AGREEMENT, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of an Eligible Employee, at the Eligible Employee’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

11.13    Unfunded Status of Plan. The Plan shall be an unfunded plan. The Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or make payments, provided that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

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